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                                                                    EXHIBIT 10.2

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS AGREEMENT entered into this 17th day of December, 1991, by and between The Sandwich Co-operative Bank (hereinafter referred to as the "Bank") and David
A. Parsons (hereafter referred to as the "Employee").

     WHEREAS, the Employee is being employed by the Bank as Senior Vice President - Senior Loan officer and is experienced in all phases of the lending operations of the Bank; and

     WHEREAS, the parties desire by this writing to set forth the employment relationship of the Bank and the Employee.

     NOW, THEREFORE, it is AGREED as follows:

     1.   Employment.  The Employee is employed as the Senior Vice President 7
          ----------
Senior Loan Officer of the Bank. The Employee shall render administrative and management . services to the Bank such as are customarily performed by persons situated in a similar executive capacity. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Bank. The Employee's other duties shall be such as the Board of Directors may from time to time reasonably direct, including normal duties as an officer of the Bank.

     2.   Base Compensation.  The Bank agrees to pay the Employee during the
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term of this Agreement a salary at the rate of $76,000 per annum, payable in cash not less frequently than monthly; provided, that the rate of such salary shall be reviewed by the Board of Directors of the Bank not less often than annually, and Employee shall be entitled to receive annually an increase at such percentage or in such an amount as the Board of Directors in its sole discretion may decide.

     3.   Discretionary Bonuses.  The Employee shall be entitled to participate
          ---------------------
in an equitable manner with all other senior management employees of the Bank in discretionary bonuses that may be authorized and declared by the Board of Directors of the Bank to its senior management employees from time to time. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses when and as declared by the Board of Directors.

     4.   (a)  Participation in Retirement and Medical Plans. The Employee shall
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be entitled to participate in any Plan of the Bank relating to pension, profit-
sharing, or other retirement benefits and medical coverage or reimbursement plans that the Bank may adopt for the benefit of its employees.

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          (b)  Employee Benefits; Expenses.  The Employee shall be eligible to
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participate in any fringe benefits which may be or may become applicable to the
Bank's executive employees, including by example, participation in any stock option or incentive plans adopted by the Board of Directors, club memberships, a reasonable expense account, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Bank shall reimburse Employee for all reasonable out-of-pocket expenses which Employee shall incur in connection with his services for the Bank.

     5.   Term.  The term of employment of Employee under this Agreement shall
          ----
be for the period commencing on December 17, 1991 and ending thirty-six (36) months thereafter on December 17, 1994. Not less than three (3) months prior to the expiration date of this Agreement or at such other times as may be mutually agreed upon, the Employee and the Bank shall discuss the terms and conditions for any renewal or extension of this Agreement. Additionally, on each annual anniversary date from the date of commencement of this Agreement, the term of employment shall automatically be extended for an additional one year period beyond the then effective expiration date unless written notice from the Bank or the Employee is received prior to such anniversary date advising the other party that this Agreement shall not be further extended. Any such written notice shall not effect any prior extensions of the term of employment hereunder.

     6.   Loyalty; Noncompetition.
          -----------------------

          (a) The Employee shall devote his full time and attention to the performance of his employment under this Agreement. During the term of Employee's employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Bank.

          (b) Nothing contained in this Paragraph 6 shall be deemed to prevent or limit the right of Employee to invest in the capital stock or other securities of any business dissimilar from that of the Bank, or, solely as a passive or minority investor, in any business.

     7.   Standards.  The Employee shall perform his duties under this Agreement
          ---------
in accordance with such reasonable standards expected of employees with comparable positions in comparable organizations and as may be established from time to time by the Bank's Board of Directors. The Bank will provide Employee with the working facilities and staff customary for similar executives and necessary for him to perform his duties.

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     8.   Vacation and Sick Leave.  At such reasonable times as the Board of
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Directors shall in its discretion permit, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time; provided that:

          (a) The Employee shall be entitled to an annual vacation in accordance with the policies as are periodically established by the Board of Directors for senior management employees of the Bank.

          (b) The Employee shall not be entitled to receive any additional compensation from the Bank on account of his failure to take a vacation; the Employee shall not be entitled to accumulate unused vacation from one fiscal year to the next except to the extent authorized by the Board of Directors for senior management employees of the Bank.

          (c) In addition to the aforesaid paid vacations, the Employee shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment with the Bank for such additional periods of time and for such valid and legitimate reasons as the Board of Directors in its discretion may determine. Further, the Board of Directors shall be entitled to grant to the Employee a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board of Directors in its discretion may determine.

          (d) In addition, the Employee shall be entitled to an annual sick leave benefit as established by the Board of Directors for senior management employees of the Bank. In the event any sick leave benefit shall not have been used during any year, such leave shall accrue to subsequent years only to the extent authorized by the Board of Directors. Upon termination of his employment, the Employee shall not be entitled to receive any additional compensation from the Bank for any unused sick leave benefits.

     9.   Termination and Termination Pay.
          -------------------------------

          The Employee's employment under this Agreement shall be terminated upon the following occurrences:

          (a) The death of the Employee during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which his death shall have occurred, and any vested rights and benefits of the Employee.

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          (b) Employee's employment under this Agreement may be terminated at any time by a decision of the Board of Directors of the Bank for conduct not constituting termination for Just Cause. In the event Employee's employment under this Agreement is terminated by the Board of Directors without Just Cause, the Bank shall be obligated to continue to pay the Employee his salary, up to the date of termination of the term (including any renewal term) of this Agreement.

          (c) The Bank reserves the right to 'terminate this Agreement at any time for Just Cause. Termination for "Just Cause" shall mean termination for personal dishonesty, misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than a law, rule or regulation relating to a traffic violation or similar offense), final cease-and-desist order, or material breach of any provision of this Agreement. Subject to the provisions of Section 11 hereof, in the event this Agreement is terminated for Just Cause, the Bank shall only be obligated to continue to pay the Employee his salary, up to the date of termination, and the vested rights of the parties shall not be affected.

     10.  Disability.  If the Employee shall become disabled or incapacitated to
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the extent that he is unable to perform his duties hereunder, by reason of a medically determinable physical or mental impairment, as determined by a doctor engaged by the Board of Directors, Employee shall nevertheless continue to receive the following percentages of his compensation, inclusive of any benefits which may be payable to Employee under the provisions of disability insurance coverage in effect for Bank employees, under Paragraph 2 of this Agreement for the following periods of his disability: 60% for the remaining term of this Agreement.. Upon returning to active full-time employment, the Employee's full compensation as set forth in this Agreement shall be reinstated. In the event that said Employee returns to active employment on other than a full-time basis, then his compensation (as set forth in Paragraph 2 of this Agreement) shall be reduced in proportion to the time spent in said employment, or as shall otherwise be agreed to by the parties.

     11.  Change in Control.
          -----------------

          (a) Notwithstanding any provision herein to the contrary, in the event of involuntary termination of Employee's employment under this Agreement in connection with, or within six (6) months after, any change in control of the Bank which has not been approved in advance by a two-thirds (2/3) vote of the full Board of Directors, or in the event of voluntary termination by the Employee in connection with, or within six (6) months after, any change in control of the Bank which has not been approved in advance by a two-thirds (2/3) vote of the full Board of Directors, Employee shall be paid an amount equal to the difference between (i) the product of 2.99 times the Employee's "base amount" as defined in Section 28OG(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the sum of any other

                                      -4-
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parachute payments (as defined under Section 28OG(b)(2) of the Code) that the
Employee receives on account of the change in control. Said sum shall be paid, at the option of Employee, either in one (1) lump sum within thirty (30) days of such termination, or in periodic payments over the remaining term of this Agreement as if Employee's employment had not been terminated. The term "control" shall refer to the ownership, holding or power to vote more than 25% of the Bank's voting stock, the control of the election of a majority of the Bank's directors, or the exercise of a controlling influence over the management or policies of the Bank by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934. The term "person" means an individual other than the Employee, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

          (b) Notwithstanding any other provision of this Agreement to the contrary, Employee may voluntarily terminate his employment under this Agreement following a change in control of the Bank, whether approved in advance by the Board of Directors or otherwise (as defined in Paragraph 11(a) of this Agreement), and shall thereupon be entitled to receive the payment described in Paragraph 11(a) of this Agreement, upon the occurrence, or within sixty (60) days thereafter, of any of the following events, which have not been consented to in advance by the Employee in writing: (I) if Employee would be required to move his personal residence or perform his principal executive functions more than thirty-five (35) miles from Sandwich, Massachusetts; (ii) if in the organizational structure of the Bank Employee would be required to report to a person or persons other than the President and/or Board of Directors of the Bank; (iii) if the Bank should fail to maintain existing employee benefits plans, including material fringe benefit, stock option and retirement plans;
(iv) if Employee would be assigned duties and responsibilities other than those normally associated with his position as Senior Vice President - Senior Loan Officer; or (v) if Employee's responsibilities or authority have in any way been materially diminished or reduced.

          (c) In the event any dispute shall arise between the Employee and the Bank as to the terms or interpretation of this Agreement, including this-Paragraph 11, whether instituted by formal legal proceedings or otherwise, including any action taken by Employee to enforce the terms of this Paragraph 11 or in defending against any action taken by the Bank, the Bank shall reimburse Employee for all costs and Expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, notwithstanding the ultimate outcome thereof. Such reimbursement shall be paid within 10 days of Employee furnishing to the Bank written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by Employee. Any such request for reimbursement by Employee shall be made no more frequently than at sixty (60) day intervals.

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     12.   Successors and Assigns.
           ----------------------

          (a) This Employment Agreement, which shall supersede and replace all previous employment agreements between the parties, shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets of the Bank.

          (b) Since the Bank is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank.

     13.  Amendments.  No amendments or additions to this Agreement shall be
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binding unless made in writing and signed by both parties, except as herein otherwise specifically provided.

     14.  Applicable Law.  This Agreement shall be governed by all respects
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whether as to validity, construction, capacity, performance or otherwise, by the laws of the Commonwealth of Massachusetts, except to the extent that Federal law shall be deemed to apply.

     15.  Severability.  The provisions of this Agreement shall be deemed
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severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     16.  Entire Agreement. This Agreement together with any understanding or
          ----------------
modifications thereof as approved to in writing by the parties, shall constitute the entire agreement between the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.

                                    SANDWICH CO-OPERATIVE BANK


ATTEST:                             By:  Frederic D. Legate
                                         ------------------

/s/ Dana S. Briggs
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Dana S. Briggs, Clerk


WITNESS:

/s/ Pamela J. Buttrick              /s/ David A. Parsons
---------------------------         -------------------------
                                         Employee